UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 N Wolfe Street, Suite 601 Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 289-0835

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2023, MIRA Pharmaceuticals, Inc. (the “Company”) entered into an Amendment to Employment Agreement with Erez Aminov, the Company’s Chief Executive Officer, pursuant to which Mr. Aminov’s annual base salary was increased to $200,000 per annum effective as of August 28, 2023, and pursuant to which Mr. Aminov became entitled to an additional payment equal to the amount he would have received if his initial base salary were $200,000 per annum beginning August 1, 2023.

Also on August 28, 2023, the Company entered into an Amendment to Employment with Dr. Chris Chapman, the Company’s Executive Chairman, clarifying that Dr. Chapman’s employment with the Company is on a part-time, as-needed basis.

The Amendment to Employment Agreement with Mr. Aminov and the Amendment to Employment Agreement with Dr. Chapman are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and the descriptions of such agreements contained herein are summary in nature and are qualified in their entirety by reference to the full text of such agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, August 28, 2023, between MIRA Pharmaceuticals, Inc. and Erez Aminov.
10.2	Amendment to Employment Agreement, dated August 28, 2023, between MIRA Pharmaceuticals and Dr. Chris Chapman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Date, August 31, 2023	By:	/s/ Michelle Yanez
Michelle Yanez
Chief Financial Officer